FOR IMMEDIATE RELEASE

Hallmark Financial Services, Inc. To Present at the
Keefe, Bruyette & Woods 2008 Insurance Conference

FORT WORTH, Texas, (August 27, 2008) - Hallmark Financial Services, Inc. (NASDAQ: HALL) announced today that Mark E. Schwarz, Executive Chairman, and Mark J. Morrison, Chief Executive Officer and President, will make a presentation at the Keefe, Bruyette & Woods 2008 Insurance Conference located at The Waldorf Astoria Hotel, 301 Park Avenue, New York City on Thursday, September 4, 2008, at 8:00a.m. EDT. The presentation materials will be available on Hallmark’s website at www.hallmarkgrp.com on and after the date of the presentation.

Hallmark Financial Services, Inc. is an insurance holding company which, through its subsidiaries, engages in the sale of property/casualty insurance products to businesses and individuals. Our business involves marketing, distributing, underwriting and servicing commercial insurance, non-standard personal automobile insurance and general aviation insurance, as well as providing other insurance related services. Our business is geographically concentrated in the south central and northwest regions of the United States, except for our general aviation business which is written on a national basis. The Company is headquartered in Fort Worth, Texas and its common stock is presently listed on NASDAQ under the symbol "HALL."

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For further information, please contact:
Mark J. Morrison, President and Chief Executive Officer at 817.348.1600
www.hallmarkgrp.com

FOR IMMEDIATE RELEASE

Hallmark Financial Services, Inc. To Present at the
2008 HCM Investment Forum

FORT WORTH, Texas, (August 27, 2008) - Hallmark Financial Services, Inc. (NASDAQ: HALL) announced today that Kevin T. Kasitz, Executive Vice President and Chief Operating Officer, and Jeffrey R. Passmore, Senior Vice President and Chief Accounting Officer, will make a presentation at the 2008 Hodges Capital Management Investment Forum located at Rosewood Crescent Hotel, 400 Crescent Court, Dallas, Texas on Thursday, September 4, 2008, at 9:30 a.m. CDT. The presentation materials will be available on Hallmark’s website at www.hallmarkgrp.com on and after the date of the presentation.

Hallmark Financial Services, Inc. is an insurance holding company which, through its subsidiaries, engages in the sale of property/casualty insurance products to businesses and individuals. Our business involves marketing, distributing, underwriting and servicing commercial insurance, non-standard personal automobile insurance and general aviation insurance, as well as providing other insurance related services. Our business is geographically concentrated in the south central and northwest regions of the United States, except for our general aviation business which is written on a national basis. The Company is headquartered in Fort Worth, Texas and its common stock is presently listed on NASDAQ under the symbol "HALL."

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For further information, please contact:
Mark J. Morrison, President and Chief Executive Officer at 817.348.1600
www.hallmarkgrp.com